UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2009

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (704) 366-7000

N/A
(Former name or former address, if changed since last report.)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2009, the Compensation and Executive Development Committee of the Board of Directors approved a number of changes to the Company’s incentive and severance plans following the Committee’s review of the potential payments employees would receive if terminated in connection with a change in control of the Company.

Nucor’s compensation plans are highly leveraged, meaning that a significant portion of an executive’s potential compensation is variable, and reward participants for performance over one and three year performance periods.  The incentive plans generally do not address how a change in control of the Company would affect the performance measures, periods or how a participant would be treated in the event of a termination.

The Committee determined that it is appropriate to provide certainty as to what employees would receive in the event of a change in control and approved the following changes to the Company’s incentive and severance plans.  The changes do not result in executives’ receiving severance benefits in excess of three times their annual compensation or provide an excise tax gross up for any payments that would be considered excess parachute payments under Section 280G of the Internal Revenue Code.

•
Severance – If terminated within 24 months of a change in control, executive officers participating in the Company’s severance plan would receive a severance payment equal to a base amount multiplied by 3 in the case of the Chief Executive officer, 2.5 in the case of the Chief Operating Officer of Steel Making Operations and the Chief Financial Officer, and 2 in the case of any other Executive Vice President.  The base amount is the sum of the executive’s base salary plus the greater of target or the three-year average actual award under the Nucor Annual Incentive Plan, plus the greater of target or the most recent award under the Nucor Long-Term Incentive Plan.  The target awards under the Annual Incentive Plan and the Long-Term Incentive Plan are equal to 50% of each plan’s maximum award payout.  In addition, the executives participating in the Company’s severance plan would receive 36 months of medical, dental and life insurance continuation.

•
Nucor Annual Incentive Plan – For the year in which a change in control occurs, the Annual Incentive Plan award will be no less than an award equal to the greater of actual performance through the change in control or target performance, in each case pro-rated through the date of the executive’s termination of employment.

•
Pro-rated Long-Term Incentive Plan Award – The performance periods in progress on the date of the change in control will be terminated and awards will be paid based on a pro-rated basis through the date of the change in control in an amount equal to the greater of actual or target performance.

•	Acceleration of Unvested Equity – All unvested equity awards under the Annual Incentive Plan and the Long-Term Incentive Plan, including deferred shares, will vest upon a change in control.

•
Restricted Stock Units – If terminated within 24 months of a change in control, executive officers would receive a payment equal to the sum of the value of the restricted stock units that would have been granted in the year of termination based on the prior year’s performance (if not granted prior to the date of termination) and the value of the restricted stock units that would normally be granted the following year for performance during the year of the executive’s termination.

•
Excess Parachute Payments – If any payments or benefits would be considered excess parachute payments under Section 280G of the Internal Revenue Code, the payments or benefits would be reduced to the Section 280G safe harbor amount if the reduction results in a larger net benefit to the executive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUCOR CORPORATION

Dated: February 24, 2009	By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President